Exhibit 99.2
COVANCE CARDIAC SAFETY SERVICES, INC.
BALANCE SHEETS AS OF
SEPTEMBER 30, 2007 AND DECEMBER 31, 2006

	September 30,	December 31,
	2007	2006
(Dollars in thousands)	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$—	$—
Accounts receivable, net	5,352	5,172
Deferred income taxes	212	212
Prepaid expenses and other current assets	372	452

Total Current Assets	5,936	5,836
Property and equipment, net	7,982	8,661
Goodwill, net	14,240	14,240
Deferred income taxes	490	490
Other assets	64	80

Total Assets	$28,712	$29,307

Liabilities and Stockholder’s Equity
Current Liabilities:
Accounts payable and accrued liabilities	$2,275	$1,990

Total Current Liabilities	2,275	1,990
Long-term portion of due to related parties	13,990	13,935
Other liabilities	277	296

Total liabilities	16,542	16,221

Commitments and Contingencies
Stockholder’s Equity:
Preferred stock—Par value $0.01 per share;	—	—
7,897,000 shares authorized; no shares issued or outstanding
Common stock—Par value $0.01 per share; 10,000,000 shares authorized; 4,925,805 shares issued and outstanding	49	49
Paid-in capital	735	434
Retained earnings	11,386	12,603

Total Stockholder’s Equity	12,170	13,086

Total Liabilities and Stockholder’s Equity	$28,712	$29,307

The accompanying notes are an integral part of these financial statements.

COVANCE CARDIAC SAFETY SERVICES, INC.
STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30,
UNAUDITED

(Dollars in thousands)	2007	2006
Net revenues	$18,689	$24,497

Costs and expenses:
Cost of revenue	14,575	15,973
Selling	2,992	2,857
General and administrative	2,577	3,027

Total costs and expenses	20,144	21,857

Income (loss) from operations	(1,455)	2,640

Interest expense	441	412

Income (loss) before taxes	(1,896)	2,228

Income tax provision (benefit)	(679)	820

Net income (loss)	$(1,217)	$1,408

The accompanying notes are an integral part of these financial statements.

COVANCE CARDIAC SAFETY SERVICES, INC.
STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30,
UNAUDITED

(Dollars in thousands)	2007	2006
Cash flows from operating activities:
Net income (loss)	$(1,217)	$1,408
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,443	2,274
Non-cash compensation expense associated with employee benefit and stock compensation plans	301	321
Changes in operating assets and liabilities:
Accounts receivable	(180)	841
Accounts payable and accrued liabilities	285	(593)
Other assets and liabilities, net	77	(116)

Net cash provided by operating activities	1,709	4,135

Cash flows used in investing activities — capital expenditures	(1,764)	(2,873)

Cash flows from financing activities — net change in due to related parties	55	(1,262)

Net change in cash and cash equivalents	—	—
Cash and cash equivalents, beginning of period	—	—

Cash and cash equivalents, end of period	$—	$—

The accompanying notes are an integral part of these financial statements.

COVANCE CARDIAC SAFETY SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
UNAUDITED
SEPTEMBER 30, 2007 AND 2006
(Dollars in thousands, unless otherwise indicated)
1. Organization and Description of the Business
          Covance Cardiac Safety Services, Inc. (“Cardiac Safety Services” or the “Company”) is an indirect wholly-owned subsidiary of Covance Inc. (“Covance”), a leading drug development services company. Cardiac Safety Services processes electrocardiograms (“ECG’s”) in a digital environment as part of clinical trials of pharmaceutical candidates for the pharmaceutical and biotechnology industries. Cardiac Safety Services operations constitute one segment for financial reporting purposes.
2. Summary of Significant Accounting Policies
          Basis of Presentation
     The accompanying unaudited financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007. The balance sheet at December 31, 2006 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by GAAP for complete financial statements. You should read these unaudited financial statements together with the audited financial statements of Cardiac Safety Services for the years ended December 31, 2006 and 2005.
          Allocation of Costs from Covance
          Although Cardiac Safety Services operates largely independent from Covance, certain costs have been included in these financial statements which were not incurred directly by Cardiac Safety Services. These costs represent either direct consumption-based charges from Covance or an allocation of a portion of administrative costs incurred at Covance on behalf of its subsidiaries. Direct consumption-based charges relate to information technology services costs including application development, applications support, telecommunications charges and other infrastructure costs. Such direct consumption-based information technology costs were $1.9 million and $2.5 million, net of amounts capitalized for applications development of $0.6 million and $0.3 million for 2007 and 2006, respectively. Administrative costs allocated to Cardiac Safety Services for 2007 and 2006 aggregated $0.5 million and $0.6 million, respectively, and consist primarily of allocated centralized human resource, marketing, legal and executive management oversight. Although the method of allocation was based upon an estimate of the effort expended at Covance in these areas on behalf of Cardiac Safety Services and is believed to be reasonable by management, the amounts allocated do not necessarily reflect the amount of expenses that would have been incurred by Cardiac Safety Services on a stand-alone basis.

          Use of Estimates
          These financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), which requires management to make estimates and assumptions about future events that affect the amounts reported in the financial statements and the accompanying notes. Actual results could differ from these estimates.
          Financial Instruments
          The fair value of accounts receivable, accounts payable and accrued expenses approximate their carrying amounts as reported at September 30, 2007 and 2006.
          Accounts receivable represent amounts due from Cardiac Safety Services customers who are concentrated in the pharmaceutical and biotechnology industries. Cardiac Safety Services endeavors to monitor the creditworthiness of its customers to which it grants credit terms in the ordinary course of business. Although Cardiac Safety Services customers are concentrated within these two industries, management considers the likelihood of material credit risk as remote. Historically, bad debts have been immaterial.
          Property and Equipment
          Property and equipment are recorded at cost. Depreciation and amortization are provided on the straight-line method at rates adequate to allocate the cost of the applicable assets over their estimated useful lives, which generally range from ten to forty years for buildings and improvements, three to ten years for equipment, furniture and fixtures and three to five years for computer hardware and software. Leasehold improvements are capitalized and amortized on a straight-line basis over the shorter of the estimated useful life of the improvement or the associated remaining lease term. The cost of computer software developed or obtained for internal use is accounted for in accordance with the Accounting Standards Executive Committee’s Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. Repairs and maintenance are expensed as incurred.
          Goodwill
          Goodwill represents costs in excess of the fair value of net tangible and identifiable net intangible assets acquired in business combinations. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets, Cardiac Safety Services performs an annual test for impairment of goodwill during the fourth quarter. This test is performed by comparing the carrying value of Cardiac Safety Services to its fair value. Cardiac Safety Services assesses fair value based upon its estimate of the present value of the future cash flows that it expects to generate. The most recent annual test for impairment performed for 2006 did not identify any instances of impairment and there were no events through September 30, 2007 that warranted a reconsideration of our impairment test results.

          Revenue Recognition
          Cardiac Safety Service’s net revenues are earned under contracts, which range in duration from a few months to a few years. Revenue is recognized as services are performed. Changes in the scope of work generally result in a renegotiation of contract pricing terms. Renegotiated amounts are not included in net revenues until earned and realization is assured. Costs are not deferred in anticipation of contracts being awarded, but instead are expensed as incurred. Most contracts may be terminated early by the client upon notice. These contracts typically require payment to Cardiac Safety Services for fees earned to date as well as for expenses to wind down the study.
          Costs and Expenses
          Cost of revenue includes direct labor and related benefit charges, other direct costs, and a portion of facility charges and information technology costs and excludes depreciation and amortization. Selling, general and administrative expenses consist primarily of administrative payroll and related benefit charges, advertising and promotional expenses, administrative travel and a portion of facility charges and information technology costs and excludes depreciation and amortization. Cost of advertising is expensed as incurred.
          Income Taxes
          Cardiac Safety Services uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of differences between the carrying amounts of assets and liabilities and their respective tax bases using enacted tax rates in effect for the year in which the temporary differences are expected to reverse. The effect on deferred taxes of a change in enacted tax rates is recognized in income in the period when the change is effective.
          Cardiac Safety Services has been included in the consolidated Federal income tax return filed by Covance. Cardiac Safety Services has historically computed its Federal and state income tax provision on a separate return basis and pays to Covance the Federal and state income tax liabilities so computed.
          Stock Based Compensation
          Covance sponsors several stock-based compensation plans pursuant to which eligible employees of Cardiac Safety Services have been granted non-qualified stock options and restricted stock awards. See Note 3.
          Effective January 1, 2006, the fair value recognition provisions of Statement of Financial Accounting Standards No. 123R, Share-Based Payments, (“SFAS 123R”) were adopted using the modified prospective transition method. SFAS 123R revises SFAS 123, supersedes APB 25, and amends Statement of Financial Accounting Standards No. 95, Statement of Cash Flows. Under the modified prospective transition method, compensation expense is recognized in the financial statements on a prospective basis for (a) all share-based awards granted prior to, but not vested as of January 1, 2006, based upon the grant-date fair value estimated in accordance with the original provisions of SFAS 123, and (b) share-based awards granted on or subsequent to

January 1, 2006, based upon the grant-date fair value estimated in accordance with the provisions of SFAS 123R. The grant-date fair value of awards expected to vest is expensed on a straight-line basis over the vesting period of the related awards. Under the modified prospective transition method, results for prior periods are not restated.
          Recently Issued Accounting Standards
          In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, (“SFAS 157”). SFAS 157, which applies whenever other standards require (or permit) fair value measurement, defines fair value and provides guidance for using fair value to measure assets and liabilities. SFAS 157 also requires expanded disclosures about the extent to which companies measure assets and liabilities at fair value, the information used in those measurements, and the effect of fair value measurements on earnings. Cardiac Safety Services will be required to adopt SFAS 157, which is effective for fiscal years beginning after November 15, 2007, no later than the quarter beginning January 1, 2008. Cardiac Safety Services is currently in the process of evaluating SFAS 157, and has not yet determined the impact, if any, SFAS 157 will have on its results of operations or financial position.
          In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109 (“FIN 48”). This authoritative interpretation clarifies and standardizes the manner by which companies will be required to account for uncertain tax positions. Adoption of FIN 48 is required for fiscal years beginning after December 15, 2006. The adoption of FIN 48, which was made as of January 1, 2007, did not have a material impact on results of operations or financial position.
3. Stockholder’s Equity
          Stock Compensation Plans
          Covance sponsors several stock-based compensation plans pursuant to which eligible employees of Cardiac Safety Services have been granted non-qualified stock options and restricted stock awards.
          Effective January 1, 2006, the fair value recognition provisions of SFAS 123R were adopted using the modified prospective transition method. SFAS 123R revises SFAS 123 and supersedes APB 25. Under the modified prospective transition method, compensation expense is recognized in the financial statements on a prospective basis for (a) all share-based awards granted prior to, but not vested as of January 1, 2006, based upon the grant-date fair value estimated in accordance with the original provisions of SFAS 123, and (b) share-based awards granted on or subsequent to January 1, 2006, based upon the grant-date fair value estimated in accordance with the provisions of SFAS 123R. The grant-date fair value of awards expected to vest is expensed on a straight-line basis over the vesting period of the related awards. Under the modified prospective transition method, results for prior periods are not restated.

          As a result of the adoption of SFAS 123R, results of operations for the nine months ended September 30, 2007 include $301 ($194 net of tax benefit of $107) of stock-based compensation expense, $201 of which has been included in cost of revenue and $100 of which has been included in general and administrative expenses. Results operations for the nine months ended September 30, 2006 include $321 ($207 net of tax benefit of $114) of stock-based compensation expense, $214 of which has been included in cost of revenue and $107 of which has been included in general and administrative expenses.
          Options—The exercise period for stock options granted under Covance’s stock compensation plans is ten years from the date of grant. The vesting period for stock options granted under Covance’s stock compensation plans is generally two years from the date of grant. The grant-date fair value of stock option awards is estimated using an option pricing model. For stock options granted prior to January 1, 2006, the Company used the Black-Scholes-Merton option pricing formula to estimate the grant-date fair value of such awards. For stock options granted on or subsequent to January 1, 2006, the Company is using the Lattice-Binomial option pricing formula to estimate the grant-date fair value of stock option awards. The Company changed to the Lattice-Binomial option pricing formula as it believes such formula may result in a better estimate of fair value than the Black-Scholes-Merton formula. In order to estimate the grant-date fair value, option pricing models require the use of estimates and assumptions as to (a) the expected term of the option, (b) the expected volatility of the price of the underlying stock, (c) the risk-free interest rate for the expected term of the option and (d) pre-vesting forfeiture rates. The expected term of the option is based upon the contractual term, taking into account expected employee exercise and expected post-vesting employment termination behavior. The expected volatility of the price of the underlying stock is based upon the historical volatility of the Company’s stock computed over a period of time equal to the expected term of the option. The risk free interest rate is based upon the implied yields currently available from the U.S. Treasury zero-coupon yield curve for issues with a remaining duration equal to the expected term of the option. Pre-vesting forfeiture rates are estimated based upon past voluntary termination behavior and past option forfeitures.
          The following table sets forth the weighted-average assumptions used to calculate the fair value of options granted for the nine-month periods ended September 30, 2007 and 2006:

	2007	2006
Expected stock price volatility	42%	44%
Risk free interest rate(s)	4.7% - 5.1%	3.9% - 4.5%
Expected life of options (years)	4.3	4.3
     Restricted Stock Awards—Restricted stock awards are subject to a three year service condition. The grant-date fair value of restricted stock, which has been determined based upon the market value of Covance common stock on the grant date, is expensed over the vesting period net of estimated forfeiture.

4. Related Party Transactions
          Cardiac Safety Services participates in Covance’s centralized treasury and cash management processes. Cash received from operations is swept on a daily basis to a concentration account maintained by Covance, while cash disbursements for operations and capital expenditures are funded as needed by Covance.
          Although Cardiac Safety Services operates largely independent from Covance, certain costs have been included in these financial statements which were not incurred directly by Cardiac Safety Services. These costs represent either direct consumption-based charges from Covance or an allocation of a portion of administrative costs incurred at Covance on behalf of its subsidiaries. Direct consumption-based charges relate to information technology services costs including application development, applications support, telecommunications charges and other infrastructure costs. Such direct consumption-based information technology costs were $1.9 million and $2.5 million, net of amounts capitalized for applications development of $0.6 million and $0.3 million for 2007 and 2006, respectively. Administrative costs allocated to Cardiac Safety Services for 2007 and 2006 aggregated $0.5 million and $0.6 million, respectively, and consist primarily of allocated centralized human resource, marketing, legal and executive management oversight. Although the method of allocation was based upon an estimate of the effort expended at Covance in these areas on behalf of Cardiac Safety Services and is believed to be reasonable by management, the amounts allocated do not necessarily reflect the amount of expenses that would have been incurred by Cardiac Safety Services on a stand-alone basis.
          Due to related parties at September 30, 2007 and December 31, 2006 totaled $14.0 million and $13.9 million, respectively. Included in these amounts is $16.9 million at both September 30, 2007 and December 31, 2006 resulting from the pushdown of goodwill associated with Covance’s acquisition of Cardiac Safety Services. The remaining activity giving rise to these intercompany balances resulted from the operation of Covance’s centralized treasury and cash management functions, the allocation of costs from Covance to Cardiac Safety Services, both as discussed above, and from the consolidated tax return filings. Interest expense or income associated with these intercompany balances is only reflected in these financial statements to the extent that interest was actually charged by Covance in its management accounts. In each of 2007 and 2006, Cardiac Safety Services recorded interest expense totaling $0.4 million associated with these intercompany balances. Covance does not require repayment of the long-term portion of these intercompany balances within the next 12 months. In connection with the sale of Cardiac Safety Services on November 28, 2007 (see Note 5), these intercompany balances were settled.
5. Subsequent Event
          On November 28, 2007, Covance sold all of the outstanding common stock of Cardiac Safety Services to eResearch Technology, Inc. for an initial cash payment of approximately $35 million plus additional cash payments of up to approximately $14 million, based upon eRT’s realization of revenue from backlog transferred as well as from revenues generated from new contracts secured during the first three years of a long-term marketing agreement executed contemporaneously with the sale.